CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Franklin Value Investors Trust of our report dated December 16, 2016, relating to the financial statements and financial highlights, which appears in Franklin MidCap Value Fund’s and Franklin Small Cap Value Fund’s Annual Report on Form N-CSR for the period ended October 31, 2016. We also consent to the references to us under "financial statements” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

July 5, 2017